Exhibit 99.1

Getty Images Acquires Digital Vision,

Significantly Expands Imagery Market Leadership Worldwide

Acquisition Primes Company for Emerging

Platforms and Licensing Models

SEATTLE, Wash. — April 20, 2005 — Getty Images, Inc. (NYSE: GYI), the world’s leading imagery company, announced today that it has acquired London-based Digital Vision, one of the world’s leading royalty-free photography businesses, for $165 million in cash. This acquisition, the largest Getty Images has made in five years, unequivocally confirms the company as the leading creator and provider of royalty-free imagery worldwide. Combined with Getty Images’ Photodisc, which pioneered the royalty-free licensing model and remains the world’s largest royalty-free imagery business, Digital Vision will provide more choice for customers and additional opportunities for photographers.

This acquisition is expected to increase the revenue that Getty Images generates from royalty-free content, and will do so at significantly higher margins due to the collection’s large proportion of wholly-owned content. “Worldwide demand for royalty-free imagery has been particularly strong recently, especially in Europe, and we forecast that demand will continue to grow,” said Jonathan Klein, Getty Images’ co-founder and CEO. “Additionally, this transaction gives us a wealth of wholly-owned content, which will allow us to explore innovative offerings such as subscription licensing models and content for emerging broadband-enabled platforms, such as wireless.”

The majority of Digital Vision’s current image collection is already available at gettyimages.com through Getty Images’ Image Partner program. The company expects to increase investment in Digital Vision content to broaden the collection in terms of number of images, depth and geography. “We look forward to offering visual communicators the best and most relevant royalty-free imagery collections available in the world,” said Klein. “Since 2002, Digital Vision has been our most successful Image Partner. Their high-quality, Euro-centric collection is respected worldwide for its creative excellence and contemporary style.”

In a separate release, Getty Images also announced today its first quarter earnings. The company experienced double-digit volume increases for royalty-free images in the quarter, contributing to record revenue of $178.1 million, an operating profit of $53.5 million, an operating margin of 30 percent and growth in diluted earnings per share of more than 25 percent, to 54 cents.

Getty Images is the world’s leading imagery company, creating and providing the largest and most relevant collection of still and moving images to communication professionals around the globe. From news and sports photography to contemporary and archival imagery, Getty Images’ products are found each day in newspapers, magazines, advertising, films, television, books and Web sites.

Gettyimages.com is the first place customers turn to search, purchase and download powerful imagery. Seattle-headquartered Getty Images is a global company with customers in more than 100 countries. Visit the Getty Images site at http://www.gettyimages.com.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Annual Report on Form 10-K for the year ended December 31, 2004. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

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For more information on Getty Images, press only:

Michael Holloway, Edelman, (212) 768-0550, michael.holloway@edelman.com

Liz Powell, Edelman, (206) 223-1606, elizabeth.powell@edelman.com

(UK) Alison Crombie, 44-207-424-8081, alison.crombie@gettyimages.com